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                                                                     EXHIBIT 5-B



                [Letterhead of Morris, Nichols, Arsht & Tunnell]





                                  May 22, 1998





The Phillips Capital Trusts
(as defined below)
c/o Phillips Petroleum Company
Phillips Building
Bartlesville, Oklahoma  74004


                 Re:      The Phillips Capital Trusts (as defined below)

Ladies and Gentlemen:

                 We have acted as special Delaware counsel to Phillips 66 Capital III, Phillips 66 Capital IV, Phillips 66 Capital V and Phillips 66 Capital VI, each a Delaware statutory business trust (collectively referred to herein as the "Phillips Capital Trusts" and each individually as a "Phillips Capital Trust"), in connection with certain matters relating to the creation of the Phillips Capital Trusts and the proposed issuance of Preferred Securities therein to beneficial owners pursuant to and as described in the Registration Statement on Form S-3 filed with the Securities and Exchange Commission (the "Commission") by Phillips Petroleum Company, a Delaware corporation (the "Company"), and the Phillips Capital Trusts on May 22, 1998 (the "Registration Statement"). Capitalized terms used herein and not otherwise herein defined are used with respect to Phillips 66 Capital III and Phillips 66 Capital IV as defined in the form of Amended and Restated Declaration of Trust of such Phillips Capital Trust filed as an exhibit to the Company's Registration Statement on Form S-3 (Reg. No. 333-01209) filed with the Commission on May 7, 1996 and incorporated by reference in the Registration Statement and with respect to Phillips 66 Capital V and Phillips 66 Capital VI as defined in the form of Amended and Restated Declaration of Trust of such Phillips Capital Trust attached as an exhibit to the Registration Statement (the form of Amended and Restated Declaration of Trust of each Phillips Capital Trust is referred to herein as a "Governing Instrument") .
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The Phillips Capital Trusts
c/o Phillips Petroleum Company
May 22, 1998
Page 2


                 In rendering this opinion, we have examined copies of the following documents in the forms provided to us: the Certificates of Trust of Phillips 66 Capital III and Phillips 66 Capital IV, each as filed in the Office of the Secretary of the State of Delaware (the "State Office") on February 23, 1996 and the Certificates of Trust of Phillips 66 Capital V and Phillips 66 Capital VI, each as filed in the State Office on May 22, 1998 (the Certificate of Trust of each Phillips Capital Trust is referred to herein as a "Certificate"); the Declaration of Trust of Phillips 66 Capital III and Phillips 66 Capital IV, each dated as of February 23, 1996 and the Declaration of Trust of Phillips 66 Capital V and Phillips 66 Capital VI, each dated as of May 22, 1998 (the Declaration of Trust of each Phillips Capital Trust is referred to herein as an "Original Governing Instrument"); each Governing Instrument; the Indenture dated as of May 23, 1996 between the Company and The Bank of New York, as Trustee, and the First Supplemental Indenture dated as of May 23, 1996 and the Second Supplemental Indenture dated as of January 17, 1997 entered into in connection therewith; the form of Preferred Securities Guarantee to be made by the Company with respect to each Phillips Capital Trust (the form of Preferred Securities Guarantee of each Phillips Capital Trust is referred to herein as a "Guarantee Agreement"); the form of Underwriting Agreement relating to the Preferred Securities to be entered into between the Company, on its own behalf and on behalf of each Phillips Capital Trust, and Merrill Lynch & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated as representative of the several underwriters named in Schedule A thereto (the "Underwriting Agreement"); the Registration Statement; and a certification of good standing of each Phillips Capital Trust obtained as of a recent date from the State Office. In such examinations, we have assumed the genuineness of all signatures, the conformity to original documents of all documents submitted to us as drafts or copies or forms of documents to be executed and the legal capacity of natural persons to complete the execution of documents. We have further assumed for purposes of this opinion: (i) the due formation, organization or creation, valid existence and good standing of the Phillips Capital Trusts and each entity that is a party to any of the documents reviewed by us under the laws of the jurisdiction of its respective formation, organization or creation; (ii) the due authorization, execution and delivery by, or on behalf of, each of the parties thereto of the above referenced documents with respect to each Phillips Capital Trust; (iii) that the Company, The Bank of New York, The Bank of New York (Delaware) and the appropriate Regular Trustees will duly authorize, execute and deliver the applicable Governing Instrument, the Underwriting Agreement and all other documents contemplated thereby or by the Registration Statement to be executed in connection with the issuance by each Phillips Capital Trust of Preferred Securities, in each case prior to the first issuance of Preferred Securities of such Phillips Capital Trust; (iv) that the Preferred Securities of each Phillips Capital Trust will be offered and sold pursuant to a prospectus and a prospectus supplement thereto (collectively, the "Prospectus") forming a part of the Registration Statement that will be consistent with, and accurately describe, the terms of the applicable Governing Instrument and the applicable Guarantee Agreement relating to each such Phillips Capital Trust and all other relevant documents; (v) that no event has occurred or will occur subsequent to the filing of any Certificate that would cause a dissolution or liquidation of any Phillips Capital Trust under the applicable Original Governing Instrument or the applicable Governing Instrument; (vi) that the activities of each Phillips Capital Trust have been and will be
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The Phillips Capital Trusts
c/o Phillips Petroleum Company
May 22, 1998
Page 3



conducted in accordance with its Original Governing Instrument or Governing Instrument, as applicable, and the Delaware Business Trust Act, 12 Del. C. Sections 3801 et seq. (the "Delaware Act"); (vii) that each Holder of Preferred Securities of each Phillips Capital Trust will make payment of the required consideration therefor and receive a Preferred Securities Certificate in consideration thereof in accordance with the terms and conditions of the applicable Governing Instrument, the Registration Statement, the applicable prospectus supplement and the Underwriting Agreement, and that the Preferred Securities of each Phillips Capital Trust are otherwise issued and sold to the Preferred Securities Holders of such Phillips Capital Trust in accordance with the terms, conditions, requirements and procedures set forth in the applicable Governing Instrument, the Registration Statement, the applicable prospectus supplement and the Underwriting Agreement; and (viii) that the documents examined by us, or contemplated hereby, express the entire understanding of the parties thereto with respect to the subject matter thereof and have not been, and, prior to the issuance of Preferred Securities by each Phillips Capital Trust, will not be, amended, supplemented or otherwise modified, except as herein referenced. No opinion is expressed with respect to the requirements of, or compliance with, federal or state securities or blue sky laws. Further, we express no opinion with respect to the Registration Statement or any other offering materials relating to the Preferred Securities offered by any Phillips Capital Trust and we assume no responsibility for their contents. As to any fact material to our opinion, other than those assumed, we have relied without independent investigation on the above referenced documents and on the accuracy, as of the date hereof, of the matters therein contained.

                 Based on and subject to the foregoing, and limited in all respects to matters of Delaware law, it is our opinion that, upon issuance, the Preferred Securities of each Phillips Capital Trust will constitute validly issued and, subject to the terms of the applicable Governing Instrument, fully paid and non-assessable beneficial interests in the assets of such Phillips Capital Trust. We note that pursuant to each Governing Instrument, each Phillips Capital Trust may withhold amounts otherwise distributable to a Holder of Securities in such Phillips Capital Trust and pay over such amounts to the applicable jurisdictions in accordance with federal, state and local law and any amounts withheld will be deemed to have been distributed to such Holder and that, pursuant to the Governing Instrument, the Preferred Security Holders of each Phillips Capital Trust may be obligated to make payments or provide indemnity or security under the circumstances set forth therein.

                 We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our name under the heading "LEGAL MATTERS" in the Prospectus forming a part thereof. In giving this consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Commission thereunder. This opinion speaks only as of the date hereof and is based on our understandings and assumptions as to present facts, and our review of the above referenced documents and the application of Delaware law as the same exist on the date hereof, and we undertake no obligation to update or supplement this opinion after the date
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The Phillips Capital Trusts
c/o Phillips Petroleum Company
May 22, 1998
Page 4



hereof for the benefit of any person or entity with respect to any facts or circumstances that may hereafter come to our attention or any changes in facts or law that may hereafter occur or take effect. This opinion is intended solely for the benefit of the addressees hereof in connection with the matters contemplated hereby and may not be relied upon by any other person or entity or for any other purpose without our prior written consent.

                                      Very truly yours,

                                      MORRIS, NICHOLS, ARSHT & TUNNELL

                                      /s/ Morris, Nichols, Arsht & Tunnell